EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Common Stock, par value $0.01, of Team Health Holdings, Inc., is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

DATED: February 16, 2010

ENSEMBLE PARENT LLC

By:	/s/ Neil Simpkins
Name:	Neil Simpkins
Title:	Manager

BLACKSTONE CAPITAL PARTNERS IV L.P.

By: Blackstone Management Associates IV L.L.C., its General Partner

By:	/s/ Robert L. Friedman
Name:	Robert L. Friedman
Title:	Authorized Person

BLACKSTONE MANAGEMENT ASSOCIATES IV L.L.C.

By:	/s/ Robert L. Friedman
Name:	Robert L. Friedman
Title:	Authorized Person

BLACKSTONE HOLDINGS III L.P.

By:	/s/ Robert L. Friedman
Name:	Robert L. Friedman
Title:	Authorized Person

BLACKSTONE HOLDINGS III GP L.P.

By:	/s/ Robert L. Friedman
Name:	Robert L. Friedman
Title:	Authorized Person

BLACKSTONE HOLDINGS III GP MANAGEMENT L.L.C.

By:	/s/ Robert L. Friedman
Name:	Robert L. Friedman
Title:	Authorized Person

THE BLACKSTONE GROUP L.P.

By:	/s/ Robert L. Friedman
Name:	Robert L. Friedman
Title:	Authorized Person

BLACKSTONE GROUP MANAGEMENT L.L.C.

By:	/s/ Robert L. Friedman
Name:	Robert L. Friedman
Title:	Authorized Person

STEPHEN A. SCHWARZMAN

/s/ Stephen A. Schwarzman